SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K-A3

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        October 16, 1998
                         Date of Report
               (Date of Earliest Event Reported)

                 CHEROKEE MINERALS AND OIL, INC.
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                         02-23729                87-0575839
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                    12222 South 1000 East, Suite #1
                         Draper, Utah 84020
                (Address of Principal Executive Offices)

                            (801) 553-8790
                    Registrant's Telephone Number

Item 1.   Changes in Control of Registrant.

        There have been the following changes to this Item, which was contained in the 8-K-A2 Current Report of the Company dated October 16, 1998.

         (b) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who own more than five percent of the Registrant's common stock as of the date hereof, and the share holdings of new management, to wit:
                                             Amount and Nature        Percent
                                               of Beneficial            of
     Name                    Title               Ownership             Class

Culley W. Davis            CEO and Chairman          7,000           .000291%
Pinnacle Enterprises, Inc. (1)                   3,013,424           14.18%
Ronald L. LaFord           President                  -0-               -0-
Mark S. Brewer             Vice President           36,000           .0015%
Paul A. Kujanpas           Vice President             -0-               -0-
                           of Manufacturing
John W. Nagel              CFO                        -0-               -0-
Bruce H. Haglund, Esq.     Secretary and Director   72,000           .003%
George Taylor Munroe       (2)                   2,448,000           11.7%
T-6G Limited                                     1,152,000            5.4%

All directors and executive                      3,128,424           14.7%
officers as a group (six total)

(1) Culley W. Davis owns 100% of the issued and outstanding shares of Pinnacle Enterprises, Inc.
(2) George Taylor Munroe directly owns 720,000 shares. He acts as a Trustee of three trusts which own the other 1,728,000 shares indicated.

     *All other portions of the previously filed 8-K-A2 Current Report dated October 16, 1998, remain unchanged.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHEROKEE MINERALS AND OIL, INC.

Date: 12/22/98                By:/s/Culley W. Davis
                              --------------------------------------
                              Culley W. Davis
                              CEO and Chairman of the Board of Directors